EXHIBIT 21

MATSON, INC.

Subsidiaries as of February 19, 2020

ABHI-Crockett, Inc.	Hawaii
Matson Navigation Company, Inc.	Hawaii
Subsidiaries:
Matson Alaska, Inc.	Delaware
Subsidiaries:
Horizon Lines Holding Corp.	Delaware
Subsidiaries:
Horizon Lines of Puerto Rico, LLC	Delaware
HLPR Holding Corp.	Delaware
Horizon Logistics, LLC	Delaware
Subsidiaries:
Horizon Services Group, LLC	Delaware
Aero Logistics, LLC	Delaware
Horizon Lines, LLC	Delaware
Subsidiaries:
Horizon Lines of Guam, LLC	Delaware
Horizon Lines Vessels, LLC	Delaware
H-L Distribution Service, LLC	Delaware
Matson Navigation Company of Alaska, LLC	Delaware
Subsidiaries:
Horizon Lines Merchant Vessels, LLC	Delaware
Subsidiaries:
Horizon Lines Alaska Vessels, LLC	Delaware
Horizon Lines Alaska Terminals, LLC	Delaware
Matson Logistics, Inc.	Hawaii
Subsidiaries:
Matson Logistics Services, LLC	Hawaii
Matson Logistics Warehousing, Inc.	Hawaii
Span Intermediate, LLC	Delaware
Subsidiary:
Span Acquisition Co., LLC	Delaware
Subsidiaries:
Span-Alaska Transportation, LLC	Washington
Alaska Freight Express, LLC	Washington
Midnight Sun Transportation Services, LLC	Alaska
Matson Logistics Limited	Hong Kong
Matson Navigation Vessels, LLC	Delaware
Matson Terminals, Inc.	Hawaii
Matson Ventures, Inc.	Hawaii
Matson Logistics (Shanghai) Co., Ltd.	China
Matson Shipping (Hong Kong) Limited	Hong Kong
Matson Shipping (Shanghai) Co., Ltd.	China
Matson South Pacific Holdco Limited	New Zealand
Subsidiary:
Matson South Pacific Limited	New Zealand
Subsidiaries:
Matson Cook Islands Limited	Cook Islands
Tranz Pacific Ship Management Limited	New Zealand